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                                                                       Exhibit 5

                       [SNELL & WILMER L.L.P. LETTERHEAD]






                                  June 11, 1999

MCM Capital Group, Inc.
500 West First Street
Hutchinson, Kansas 67501

         Re:      REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-77483)

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-1, File No. 333-77483, including amendments and exhibits thereto (the "Registration Statement"), for the proposed offer and sale by MCM Capital Group, Inc. (the "Company") and certain stockholders of the Company (the "Selling Stockholders"), of up to 5,750,000 shares of the Common Stock of the Company, including 750,000 of such shares which may be sold pursuant to an underwriters' over-allotment option (the "Shares"), we are of the opinion that:

         1. at such time as (i) the registration or qualification provisions of the Securities Act of 1933, as amended, and such "Blue Sky" and securities laws as may be applicable have been complied with, (ii) the proposed form of Underwriting Agreement is duly executed and delivered by the parties thereto, and (iii) the certificates representing the Shares to be sold by the Company have been duly executed by the Company, countersigned and registered by the transfer agent/registrar, and delivered against payment therefor as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares to be sold by the Company will be legally issued, fully paid, and nonassessable; and
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June 11, 1999
MCM Capital Group, Inc.
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         2.       the Shares being sold by the Selling Stockholders are legally issued, fully paid, and nonassessable.

         In rendering this opinion, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

                  (i) the genuineness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies;

                  (ii) the accuracy and completeness of Company records; and

                  (iii) the completion of the merger of Midland Corporation of Kansas, a Kansas corporation, with and into the Company in accordance with the terms thereof and applicable law.

         The opinions expressed herein are limited solely to the laws of the State of Delaware.

         The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name in the Registration Statement and to the discussion of our opinion in the prospectus included in the Registration Statement.


                                                     Very truly yours,

                                                     SNELL & WILMER L.L.P.